Registration No. 333-193562

As filed with the Securities and Exchange Commission on December 6 , 201 6

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

AMENDMENT No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

SARVIK CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8742 (Primary Standard Industrial Classification Number)	EIN 42-1777891 (IRS Employer Identification Number)

4952 S. Rainbow Blvd. #255

Las Vegas, NV

89118, United States
702-475-5770

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

____________________________

Copies to:

Thomas E. Puzzo

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington, 98105

Tel.: (206) 522-2256

Fax: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐      Accelerated filer ☐      Non-accelerated filer ☐       Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.02	$100,000	$13.64

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SARVIK CORP.

5,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of SARVIK CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. This offering will conclude when all the securities being offered are sold or within 180 days after the registration statement becomes effective with the Securities and Exchange Commission which ever happens first. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Jevgeni Karamkov, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Karamkov will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.02	Not Applicable	$100,000
Total	$0.02	Not Applicable	$100,000

SARVIK CORP. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for SARVIK CORP. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(a)(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

SEE "RISK FACTORS"  PAGES 7 -1 2 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________ 201 6

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1 3
USE OF PROCEEDS	1 3
DETERMINATION OF OFFERING PRICE	1 3
DILUTION	1 3
MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS	14
DESCRIPTION OF BUSINESS	1 9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	2 2
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	2 3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2 4
PLAN OF DISTRIBUTION	2 5
DESCRIPTION OF SECURITIES	2 6
DiINDEMNIFICATION FOR SECURITIES ACT LIABILITIES	2 7
LEGAL MATTERS	2 7
INTERESTS OF NAMED EXPERTS AND COUNSEL	2 7
EXPERTS	2 7
AVAILABLE INFORMATION	2 8
FINANCIAL STATEMENTS	2 9
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SARVIK CORP.” REFERS TO SARVIK CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

SARVIK CORP.

We are a development stage company which is in the business of event organizing and promoting. Being a development stage company, we have no revenues and have no operating history. SARVIK CORP. was incorporated in Nevada on August 28, 2013. Our principal executive office is located at 4952 S. Rainbow Blvd. #255 Las Vegas, NV, 89118, United States. Our phone number is: 702-475-5770. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). We are in the business of organizing events and promoting. To date, we have not yet organized any parties or events anywhere. Most of our revenue would come from selling entrance tickets to the events that we will be organizing in Estonia. . Until our operations expand, our sole officer and director has agreed to spend only an hour per day on our business.

From inception until the date of this filing, we have not started any operating activities. Our financial statements from inception (August 28, 2013) through August 31, 2016, reports no revenues and a net loss of $5,128.  As of November 30 , 201 6 the company had $ 1,708 of cash in hand, we estimate our monthly burnout rate to be around $ 388 , therefore we would run out of funds without the addition of capital by J anuary 201 7 .

SARVIK CORP. anticipates that it will derive its income from organizing events and promoting. We plan to organize events such as music/dance, night clubbing events by hiring DJs, performers and bands. To promote such events, we need to locate the venues, hire the DJs, make sure all the venue’s equipments are operational, create and print the advertisement banners, flyers and tickets, supervise the event, return the rental equipment, if we rent any, pay the salaries and review the accounting.

We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we cannot provide any assurance that we will be able to successfully organize and promote any events related to our planned activities; and the likelihood of finding an investor or receiving advances from our director is close to nil.

Also, our sole officer and director, Mr. Karamkov, has been working as a promoter and engaged in activities similar to those conducted by us. Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Karamkov’s time to our company as well as additional conflict of interests over determining to who a particular business opportunity should be presented.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Sarvik Corp. is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

THE OFFERING

The Issuer:	SARVIK CORP.
Securities Being Offered:	5,000,000 shares of common stock
Price Per Share:	$0.02

Duration of the Offering:

The offering shall terminate on the earlier of:

(i) the date when the sale of all 5,000,000 common shares is completed;

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of the board of directors.

Net Proceeds	$100,000
Securities Issued and Outstanding:	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Jevgeni Karamkov
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the three months ended   August 3 1 , 201 6 .

Financial Summary	August 3 1 , 201 6 ($)
Cash and Deposits	2,451
Total Assets	2,451
Total Liabilities	6,549
Total Stockholder’s Equity	(4,098)

Statement of Operations	Accumulated From August 28, 2013 (Inception) to For the nine months ended August 3 1 , 201 6 ($)
Total Expenses	5,128
Net Loss for the Period	(5,128)
Net Loss per Share	( - )

RISK FACTORS

In addition to the other information in this prospectus, SARVIK CORP. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. If any of the following risks, , actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, with no significant history of operations. We were incorporated on August 28, 2013, and are a startup company with no operating history or revenues. Our business is in the early stage of development and we have not generated any profit to date. Significant additional development and marketing of our business is necessary prior to our achieving significant revenues or profitability.

Accordingly, we have no operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving and changing markets such as ours. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having more venues to organize our events, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

AS WE ARE A START-UP COMPANY, OUR FAILURE TO SECURE ADDITIONAL

FINANCING MAY AFFECT OUR ABILITY TO SURVIVE.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds recently available to us is through the sale of additional shares of common stock.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers that use our services. We have not identified any customers and we cannot guarantee we will ever attract any customers to our events. Even if we obtain attendance, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell tickets to our events at prices which generate a profit.

BECAUSE WE HAVE NOT YET CONDUCTED ANY EVENTS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on August 28, 2013 and to date have not yet organized any events. We have not earned any revenues as of the date of this prospectus and have incurred total losses of $ 14,098 from our incorporation to August 3 1 , 201 6 .

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a minimal of operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our events or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations. At the present time, we do not possess any insurance policy covering our company or any liability that may occur from the result of our operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 66.67% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Karamkov, our sole officer and director, will own 66.67 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions, such as issuance of additional stock or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Karamkov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OUTSIDE BUSINESS ACTIVITIES SIMILAR TO THOSE THAT WILL BE PROVIDED BY SARVIK CORP., THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO SARVIK CORP. AND ITS BUSINESS.

Our sole officer and director, Mr. Karamkov, has been working as a promoter and engaged in activities similar to those conducted by us. Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Karamkov’s time to our company as well as additional conflict of interests over determining to who a particular business opportunity should be presented. We do not currently have in written contract, a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director have only verbally agreed to present business opportunities first to us, we have not adopted a policy that expressly prohibits our sole officer and director from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to whom particular business opportunities should be presented, our sole officer and director Mr. Karamkov may favor his own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

IF WE ARE UNABLE TO SIGN CONTRACTS WITH A SIGNIFICANT NUMBER OF VENUES FOR

THE USE OF THEIR FACILITIES, OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into contracts with various venues respecting the use of their facilities for our events. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have only one written contract signed with Ibiza nightclub in Tallinn on December 6th, 2013.

IF WE ARE UNABLE TO ATTRACT ENOUGH PEOPLE TO OUR EVENTS, OUR BUSINESS WILL FAIL.

Since our revenue comes almost exclusively from admission fees that our people pay when they attend our events, we need to attract enough people to our events in order to cover our costs. If we are unable to attract enough people to our events, we will generate losses and our business to fail.

ENFORCING A WRITTEN OR VERBAL AGREEMENT, INCLUDING AGREEMENTS WITH NIGHCLUBS, MAY NOT BE EASILY ACCOMPLISHED

Even if we sign written agreements, most of them will not be easily enforceable due to high legal enforcement costs.  Even if we possess the required funds to follow through with a law suit, it may take several years before getting a favorable judgment.

IF WE ARE UNABLE TO FIND POPULAR DJ'S AND LIVE BANDS TO PERFORM AT OUR EVENTS,

OUR BUSINESS MAY FAIL

We will have to constantly deliver new and exciting entertainment to our clientele. If we are unable to find popular performers or to reach agreements with them on favorable terms that allow us to generate profit, our business will fail.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Mr. Karamkov, for the future success of our business. The loss of the services of Mr. Karamkov could have an adverse effect on our business, financial condition and results of operations.

We do not carry any key personnel life insurance policies on Mr. Karamkov and we do not have a contract for his services.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There are thousands of event promoters of different popularity that compete directly with us. Some of these competitors have established businesses with substantial following and valuable contacts. We will attempt to compete against these groups by establishing networks of promoters who will keep, in regular, personal contact with our clientele. We cannot assure you that such a marketing plan will be successful or that competitors will not copy our business strategy.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

We are going to work in industry which is highly fragmented and competitive and is serving principally by small, owner-operated private companies. The Company will compete for tickets sale with numerous companies in each of its markets. Certain of these smaller competitors have lower overhead cost structures and maybe able to provide their services at lower rates than the Company. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources. In addition, to the extent existing or future competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its prices, which may adversely affect operating results.

GENERAL ECONOMIC CONDITIONS

The Company believes that our industry is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. KARAMKOV DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A

SECURITIES OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM

AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH

FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Karamkov does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

“FOREIGN OFFICERS AND DIRECTORS COULD RESULT IN DIFFICULTY ENFORCING RIGHTS.

The officers and directors of the Company are located in Estonia and as such, investors may have difficulty in enforcing their legal rights under the United States securities laws.”

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Jevgeni Karamkov, who will receive no commissions. He will offer the shares to friends, family members, and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

OUR SOLE OFFICER AND DIRECTOR DOES NOT CURRENTLY RECEIVE ANY COMPENSATION FOR SERVICES PROVIDED TO THE COMPANY AND HE WILL BE ABLE TO DETERMINE HIS OWN FUTURE SALARY AND PERQUISITES WHICH MAY AFFECT THE FUNDS AVAILABILITY FOR NET INCOME.

Jevgeni Karamkov, our sole officer and director currently devotes approximately seven to fifteen hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. If we are unable to compensate Mr. Karamkov in the future, he may not agree to remain with the Company and the loss of our sole officer and director would adversely affect our operations. Additionally, as the sole member of management, Mr. Karamkov will have the discretion to set compensation and may decide to pay himself salary at any time, thereby diverting funds needed for operations. There is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation which may not be in the best interests of the Company or its shareholders.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Jevgeni Karamkov, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  This restriction may have potential adverse effects on future efforts to form capital. One year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. potential adverse effects that these restrictions may have on future efforts to form capital

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between SARVIK CORP. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES ESTIMATED AT $9,000 PER YEAR FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

ANY TRADING MARKET THAT MAY DEVELOP FOR OUR COMMON STOCK MAY BE RESTRICTED, BECAUSE OF STATE SECURITIES “BLUE SKY” LAWS WHICH PROHIBIT TRADING ABSENT COMPLIANCE WITH INDIVIDUAL STATE LAWS.

Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 50%, and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

	$25,000	$50,000	$75,000	$100,000
Legal and professional fees	$9,000	$9,000	$9,000	$9,000
Net proceeds	$16,000	$41,000	$66,000	$91,000
The net proceed will be used :
DJ and performers	$3,600	$6,000	$10,400	$14,800
Radio advertising	$0	$5,000	$5,000	$5,000
Printing and banners	$4,900	$15,900	$26,900	$37,900
Website development	$5,000	$5,000	$5,000	$5,000
Venue decoration and design	$1,300	$3,900	$6,500	$9,100
Extra equipment rental	$900	$4,000	$7,100	$10,200
Miscellaneous and travelling	$300	$1,200	$5,100	$9,000

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

If necessary, Jevgeni Karamkov, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company’s inception on August 28, 2013. Jevgeni Karamkov, our sole officer and director, paid $0.001 per share for the 10,000,000 common shares.

Assuming completion of the offering, there will be up to 15,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level

$100,000

$75,000

$50,000

$25,000

Offering price

$0.02

$0.02

$0.02

$0.02

Net tangible book

$0.001

$0.001

$0.001

$0.001

value per common

share before offering

Increase per common

$0.006 8

$0.005 6

               $0.00 41                 $0.002 3

share attributable to

investors

Pro forma net tangible

$0.00 64

$0.00 52

           $0.00 37                 $0.00 19

book value per

common share after

offering

Dilution to investors

$0.01 36

$0.01 48

               $0.01 6 3                 $0.01 81

Dilution as a

percentage of

offering price

6 8%

74%

                       82%                      91%

Based on 10,000,000 common shares outstanding as of August 3 1 , 201 6 and total stockholder’s equity of $ (4,098) utilizing August 3 1 , 201 6 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.02 per common share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Also, note that, since our inception on August 28, 2013, we did not earn any revenue.

PLAN OF OPERATION

To meet our need for cash, we are attempting to raise money from this offering. We believe, but cannot guarantee, that we will be able to raise enough money through this offering to run our operations. If we are unable to successfully organize or promote events, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. We will rely on our president's work experience in the promotion and event organizing industry to attract clients and develop our business. As our business expands, we may hire additional promoters and ticket sales representatives. Below are the main steps and milestones the company plans for this fiscal year, assuming we raise the maximum amount of $100,000 and assuming that the parties we host break even, without generating any profit.

Our plan of operation for the twelve months following the date of this prospectus is to enter into agreements with Estonian based nightclubs and other venues in order to secure access to establishments for our event. We will also contact DJs and live musicians to request their participation at our events.

In the next 12 months, we intend to contact all suitable venues in Estonia in view of getting into an agreement, to secure their locations for our events. During this period, we also plan to contact and sign sponsors for our events.

Our president has had business relationships with a few venues and many DJs in the past. He will try to sign agreements with the most suitable ones for our company. The specific business milestones that we hope to achieve are as follows:

      -  From the 1st to 3th month, we would like to sign two or three agreements with venues, to secure their establishments for our future events.  At the same time, we plan to organize up to 2 events, by relying upon venues and performers with whom our president has had previous business. We are looking at hosting events in small venues, during this period. The cost of organizing these events will be approximately $3,800.

   -  From the 4th to 5th month, we would like the website to be completed, while organizing up to 4 small events. We hope to have enough people attending our events to provide videos and photos on our website. We believe that it will create advertisement for future events. The cost of the website will be $5,000 and the events expenses will be approximately $7,600.

   -  From the 6th to 8th month, we plan to organize up to six events using past and new contacts.  During this period, we intend to start organizing larger events, at medium size venues. If we organize 5 small events and 1 medium event, our expenses will reach approximately $12,500. We also plan to start advertising our events on the radio which will cost us approximately $5,000, depending on the station and the airing time.

   -  From the 9th to 11th month, we plan to organize up to seven events, mostly in venues that have signed contracts with us and with more reputable performers and artists. We expect that some of these events will be held at larger venues with capacities of approximately 2,500 persons. By the end of this period, we hope to have two regular sponsors at each of our events. If we organize 4 small events, 2 medium events and 1 large event during that time, our expenses will be situated at approximately $24,100.

   -  On the 12th month, we would like to organize at least 2 large events while organizing 1 medium ones. The total cost will be $24,000, but with the tickets and sponsors, we hope to generate considerable profitability.

If we only raise $50,000 by selling 50% of our shares, we will organize 7 small events, 2 medium events and 1 large event, instead of 15, 4 and 3, respectively.

Also, if we raise $25,000 by selling 25% of the shares, we will organize 3 small events and 1 medium event, whereas if we sell 75% of our shares and raise $75,000, we will organize 11 small events, 3 medium and 2 large.

The expected costs of a typical event are outlined below. These figures assume that we will not incur any venue rental costs and any unexpected expenses:

Small Event

Medium Event

Large Event

Capacity

300

700-800

2500

Cost per event:

DJ/Performers

$300

$700

$2,500

Printing posters and flyers

$600

$800

$2,000

Design, theme, decorations

$300

$400

$1,000

Add/banner costs (newspaper, online)

$500

$800

$3,000

Extra Equipment

$200

$300

$2,000

Total:

$1,900

$3,000

$10,500

To help achieve our milestones, we intend to retain one full-time promoter in the next six months. If possible and needed, we will retain an additional full-time promoter in the six months thereafter. These individuals will be independent contractors compensated solely in the form of percentage of the net profit from our events. Typical duties of a promoter are: 1. create a database of email addresses and send out email-invitations, 2. hand out flyers and post posters, 3. advertise our events online, using nightlife websites and forums and 4. help plan and organize events. We plan to pay our promoters up to 10% of the gross revenue, at the end of each event they help promote.

PROFIT FROM EVENTS

Our profit will be generated by the pre-sale of tickets and cover charge. We will be charging between 10 and 100 dollars per person, per event, depending on the venue and type of show.

For a medium event with a maximum capacity of 300 people, we would generate approximate gross revenue of $3,000 with full capacity and an admission charge of $10 per person. Of this amount, $1,900 would cover our expenses as listed above and $300 would cover the costs of our promoter (i.e. 10% of $3,000); our net profit in such scenario would therefore be $800. This amount would vary depending on the number of tickets we sell to each event, and on how many free VIP guest lists we would have. Since we depend on selling high numbers of tickets, there is no guarantee that we will generate profitability.

The funds we have at the moment may not be sufficient and we cannot guarantee that it will cover the operations for the next twelve months. We have to organize and promote events or the business might fail. Even if we organize events, we cannot guarantee that they will be profitable. If we do not organize profitable events and we use our cash reserve, we may not be able to continue operations.

As a result, we may need to seek additional funding in the near future. We currently do not have a specific plan to obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek short-term loans from our director. However, no arrangements or agreements have been discussed.  At this time, we cannot provide investors with any assurance, that we will be able to raise sufficient funding from the sale of our common stock, or through a loan from our director, to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

In addition, during the next 12 months, we anticipate on spending $5,000 on general administrative costs and $15,000 on administrative fees, including fees payable in for the filing of this registration statement and complying with reporting obligations.

If we are unable to generate sufficient revenue, we may need to raise additional funds to cover our budgeted expenses in the next twelve months. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds in the company, but will seek funding advances from our officer and director, or from sale of our common stock.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULT OF OPERATIONS

We did not earn any revenue during the period from our inception on August 28, 2013 to August 3 1 , 201 6 . We do not anticipate earning significant revenues until we enter into regular booking agreements with venues and commence conducting events of greater magnitude and with more frequency.

We incurred operating expenses in the amount of $ 14,098 for the period from our inception on August 28, 2013 to August 3 1 , 201 6 . These operating expenses were comprised of incorporation fees ,  domain fee for the website , legal fees, and audit fees.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

 LIQUIDITY AND CAPITAL RESOURCES

As of August 3 1 , 201 6 , the Company had $ 2,451 cash and $ 6,549 of liabilities.

Since inception, we have sold 10,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $10,000.

To meet a small part of our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $9,000.

Should the Company fail to sell less than all its shares under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United-States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures about Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

BUSINESS OVERVIEW

GENERAL

We were incorporated in the State of Nevada on August 28, 2013. We are in the business of event organization and promotion. To date, we have not yet generated any revenue.  To generate revenue at events, we will be pre-selling tickets to customers via promoters, local stores and websites as well as charging an entrance fee at the door for walk-in customers.

Promotion, as a general term, includes all the ways available to make a product and/or service known to, and purchased by, customers and clients. To organize our events, we plan to invite the DJ in demand at that particular time and make sure the venue will be suitable for the expected amount of clients who will want to attend. We plan to organize the events from start to finish by using existing venues. We would also be open to help promoting other events if the profit margins will be advantageous to our company.

Being a DJ himself, our president was involved in the organization of DJ events for 10 years preceding the formation of our company. During his DJ career, he developed valuable contacts in the Estonian entertainment and promotions industry. Mr. Karamkov’s experience and contacts will be highly valuable to our company and we intent to take advantage of his experience. Our business strategy is to continue organizing DJ events in nightclubs. We also intend to begin organizing live music concerts in Estonia.

Alternative form of revenue will require us to find sponsors, willing to advertise their company at our events. Sponsors will pay a fee in return for their product being advertised at our events. To attract prominent sponsors, our events and brand must become popular with high numbers of attendance. We intend to invite well-known DJs and live bands to perform at our events. Our costs will increase every time we invite a more popular DJ. Not only the DJ will be more expensive, but the promotion and advertisement of high quality DJs will be more costly. Net profit, if any, will be the amount remaining after deducting the costs of advertising the event and paying the performers.

AGREEMENTS WITH VENUES

Generally, the venue’s income will be generated from the sale of alcohol and refreshments. Currently we have a few nightclubs with which we have verbal agreements and one, Ibiza Nightclub with whom we have a signed agreement to conduct events on a monthly basis. We will contact additional venues with view of executing additional agreements with them. We will attempt to execute as many written agreements as possible; however we are noticing reluctance from venues to sign a written agreement with promotion companies. If the venue manager is not convinced that our event will generate sufficient bar revenue, we may not be able to reach an agreement, unless we pay a minimum or a rental fee. Even if we sign more written agreements, most of them will not be easily enforceable due to high legal enforcement costs. We will have to rely mostly on good faith of the venue management.

The following are typical terms between the promoter and venue during an event:

- The “term” of the agreement will be for one year.

- In exchange for the Event Services, the venue shall pay to Event Organizer all profits from the cover charge and pre-sold tickets for the events organized by Sarvik Corp., for a term of one year.

- The “waiver” by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or Event Organizer.

- The Venue require all customers and other persons to provide a valid form of photographic identification to gain access to the Event Location and perform an identification scan of each customer and other person upon entry

- The Venue operates an ID scan on entry. All persons must provide a valid form of photographic identification to gain access. This should be communicated to the Promoter’s guest where possible.

- The venue can immediately inform the local police if and when the venue becomes aware that any customer or other person at the Event Location has used or is using illegal drugs or other illegal substances.

- The agreement does not create, and shall not be construed to create, any joint venture or partnership between the parties, and may not be construed as an employment agreement.  No officer, employee, agent, servant, or independent contractor of Event Organizer nor its affiliates shall at any time be deemed to be an employee, agent, servant, or broker of the Company for any purpose whatsoever solely as a result of this Agreement, and Event Organizer shall have no right or authority to assume or create any obligation or liability, express or implied, on the Company’s behalf, or to bind the Company in any manner or thing whatsoever.

As our operations expand, we will consider renting venues and obtaining liquor licenses for significant events. In such situations, our cost of organization, promotion and security will be greater, but we will likely generate more revenue through the sale of alcohol.

AGREEMENTS WITH DJs/PERFORMERS

At present moment, our director has verbal agreements with two DJs with whom he worked in the past, who indicated that they will perform at our future events. We will also solicit new DJs and live bands by contacting them personally or by contacting their agents and representatives. In the beginning, we intend to rely on our president's contacts in the industry. As well, other performers will be selected according to their popularity amongst our clientele. We will execute single event contracts with most artists. The performers will be paid between $300 and $2,500 per show, based on their popularity and the size of the event. Generally, we intend to pay the artists one quarter of their fee before the event and the balance immediately after the event.

As our operations expand, we will attempt to secure agreements with performers who will attract larger crowds in bigger venues. Such artists will request substantially more money for their services.

SPONSORS

Sponsors will be requested to pay Sarvik Corp. a fee in consideration for us advertising their products at our events. We intend to contact potential sponsors with view of obtaining regular sponsorship contracts. In particular, we intend to contact beer and hard liquor companies.

MARKETING

For each event, we allocate advertising expense and decide on the advertising media. The following is a list of advertising we intend to use at our events:

   -  Internet: advertising on night life promotion websites, building email database to send invitations for each event

   -  Promoters: building a promotion team to promote our events via word to mouth and flyer distribution

   -  Flyers and posters: designing, printing and distributing flyers and posters at key time and locations

   -  Other: advertising on TV, radio, newspaper

PREPARING THE EVENT

To make sure our events are successful, we prepare the venue by checking the sound equipment and lighting equipment. On occasion, we will need to supply rental sound equipment to supplement the venues equipment. We ensure that the staff will be adequate for the event’s size.

After the event, we will be responsible for removing the banners and other decorations as well as returning the rented equipment.

GOVERNMENT REGULATIONS

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director. If our officer and director should resign or die, we will not have a chief executive officer. This could result in our operations suspending until we find another CEO or our investors might lose their money. Since we do not possess a personal life insurance on our existing CEO and we do not have a contract for his services, the investors will have a great chance of losing their investment in the event of us losing our CEO.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

SHARE OF MARKET

Our expected share of the event promotion market is difficult to determine given that most promoters are private businesses that have no duty to publicly disclose their revenue.

In order to start generating money, we know that we need to come up with additional funding. If we fail at finding the funds, our objectives will be delayed and our operations will follow suit. We do not have any financing at this point and it is crucial for our business to find the resources as soon as possible. Many factors influence our ability to find financing. Supply and demand, finding investors and commencing operations are some examples to be able to earn revenues.

We believe that the most likely source of our funds in a timely manner will be through the sale of additional shares of common stock. The likelihood of finding an investor or receiving advances from our director is close to nil. Since we have not generated profit to date, we cannot guarantee that the business will be profitable in the future. If we cannot generate sufficient revenues to operate profitably in a timely manner, we may have to cease operations. In the future, our ability to obtain cash flow and gain profit depends on our customers. Failure to generate revenues will obligate us to suspend or cease operations.

Since we have one officer and director, he may not have enough time to devote to the business. He did agree to spend approximately an hour a day at the beginning but he will not invest more time until our operations expand. For that reason, the chances of our business to fail will be high if we do not succeed in finding the funds and commence the operations. Since he will be working sporadically on the business, operations may get interrupted or even suspended which will result in a lack of funds in a quick fashion and hence a possible cessation of operations.

At this time, we cannot guarantee our investors that we will obtain financing. If we do not raise financing to meet our obligations, we will be delayed and may have to abandon the operations. Also, because our director will own the majority of the shares, he will be able to control corporate decisions that may be disadvantageous to the other shareholders. Accordingly, he will have a significant influence on the operations, transactions and assets of the business. He will also have the power to prevent or cause a change of control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Other than the financing, our business is subject to currency exchange fluctuation. We will put our prices in Euro. If we are unable to successfully protect ourselves against currency fluctuations, our profits will also fluctuate and we could incur loses even if our business is doing fine.

THE WEBSITE

Until now, we have purchased a domain name: www.sarvikcorp.com. Our website is currently under construction. It will operate as follows: The potential customer will be able to see our future events. We will post information on the venues, their addresses, the cover charge and other pertinent information about the event. We will also have a gallery page where pictures and videos will be posted on previous events at various locations, and we will give directions and contact information of the venues where the events will take place.

FEDERAL SECURITIES LAW

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

COMPETION

There are thousands of event promoters of different popularity who compete directly with us. Some of these competitors have established businesses with substantial following and valuable contacts. We will attempt to compete against these groups by establishing networks of promoters who will keep, on a regular basis, personal contact with our clientele. We cannot assure you that such a marketing plan will be successful or that competitors will not copy our business strategy.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

PUBLIC COMPANY

As of now, we do not trade on the Over-The-Counter Bulletin Board. Once we start trading, the value of our investors’ investment could decrease due to the volatility associated with Bulletin Board. Other factors might decrease the value of the stock such as: failure to obtain our operating budget and profit, decline in demand for our common stock, general economic trends, etc.

For our business plan to succeed, we must raise additional capital. If we do not find another way to receive funding, we will have to sell shares of common stock. If we do so, we might affect the value of the shares.

As for cash dividends, we have never paid any on our common stock, and we do not expect to pay any, at any time in the future. Hence, a return on investment will depend solely on an increase of our common stock on the market.

Finally, we must say that we do not have any experience as a public company. We have never operated a public company and we have never dealt with all the rules and regulations required from such a company. For that reason, if we do not operate successfully as a public company, the investors might lose all the investments with us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of August 3 1 , 201 6 , the names, positions and ages of our current executive officers and directors

Name and Address of Executive Officer and/or Director	Age	Position

Jevgeni Karamkov 4952 S. Rainbow Blvd. #255 Las Vegas, NV, 89118	3 3	President, Secretary, Treasurer and Director

The following is a brief description of the business experience of our executive officers, director and significant employees:

Jevgeni Karamkov has acted as our President, Secretary, Treasurer and sole Director since our incorporation on August 28, 2013. Mr. Karamkov devotes about 30% of his business time to planning and organizing events for Sarvik Corp. From 2006 to 2013, Mr. Karamkov has worked as a self-employed DJ by finding promoters and venues to create his own events, as well as playing at other events as a guest DJ. Since 2006 to this day, he was voted Eesti Dj Top 100 in 31st place in 2016, he is also involved in event planning in rented halls and nightclubs where he invites other DJs to play with him. He is famous in Estonia for promoting the “Breaks Step”, an emerging music genre. He’s constantly improving his DJ talent by attending other events and shows while widening his network circle in the promoting and nightlife industry.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise between our business and our director’s other business activities.

Our president will be devoting approximately 30% of his business time to our operations. Once we expand operations, and are able to attract more venues to host our events, Jevgeni Karamkov has agreed to commit more time as required. Because Jevgeni Karamkov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Jevgeni Karamkov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, Jevgeni Karamkov, is an independent contractor to us and currently devotes approximately fifteen hours per week to company matters. After receiving funding pursuant to our business plan, Mr. Karamkov intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on August 28, 2013 until November 30, 201 5 :

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Jevgeni Karamkov, President, Treasurer and Secretary	August 28, 2013, to November 30, 201 5	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Karamkov currently devotes approximately fifteen hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Director Compensation

The following table sets forth director compensation as of November 30, 201 5 :

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jevgeni Karamkov	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jevgeni Karamkov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On November 20, 2013, we issued a total of 10,000,000 shares of restricted common stock to Jevgeni Karamkov, our sole officer and director, in consideration of $10,000.

Mr. Karamkov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the $6 ,549 advanced by Mr. Karamkov. Mr. Karamkov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Karamkov does not bear interest,this loan is due on demand. There is no written agreement evidencing the advancement of funds by Mr. Karamkov or the repayment of the funds to Mr. Karamkov. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 201 5 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage	Percentage of beneficial ownership if all offered shares are sold

Common Stock	Jevgeni Karamkov 4952 S. Rainbow Blvd. #255 Las Vegas, NV, 89118 United States	10,000,000 shares of common stock (direct)	100%	66.7%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 30, 201 5 . As of November 30, 201 5 , there were 10,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

SARVIK CORP. has 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

Company director, Mr. Karamkov, will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription agreement and return it to the Company Address: 4952 S. Rainbow Blvd. #255, Las Vegas, NV, 89118. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company’s selling efforts in the offering, Jevgeni Karamkov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Karamkov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Karamkov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. Jevgeni Karamkov is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Karamkov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Karamkov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

SARVIK CORP. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree, or not, to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which SARVIK CORP. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorize us to issue any preferred stock. As of November 30, 201 5 , there were 10,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

EXPERTS

Law offices of Thomas E. Puzzo, PLLC, have rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

KLJ & Associates, LLP, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of SARVIK CORP. for the years ended November 30, 201 5 , and 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

SARVIK CORP.

TABLE OF CONTENTS

November 30, 2015

Report of independent Public Accountant Firm                    F-1

Balance Sheets                                                                          F-2

Statements of Operations                                                       F-3

Statement of Stockholders Equity                                         F-4

Statements of Cash Flows                                                      F-5

Notes to the Financial Statements                                F-6 - F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Sarvik Corp.

We have audited the accompanying balance sheets of  Sarvik Corp.as of  November 30, 2015 and 2014 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended . Sarvik Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sarvik Corp.as of November 30, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
Edina, MN
November 25, 2016

SARVIK CORP.

BALANCE SHEETS

ASSETS	NOVEMBER 30, 2015	NOVEMBER 30, 2014
Current Assets
Cash and cash equivalents	$ 1,708	$ 2,099
Total current assets	1,708	2,099
Total Assets	$ 1,708	$ 2,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loan from director	$ 678	$ 678
Total current liabilities	678	678
Total Liabilities	678	678

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000
Accumulated Deficit	(8,970)	(8,579)
Total Stockholders’ Equity	1,030	1,421

Total Liabilities and Stockholders’ Equity	$ 1,708	$ 2,099

The accompanying notes are an integral part of these financial statements

SARVIK CORP.

STATEMENTS OF OPERATIONS

	November 30, 2015	November 30, 2014

REVENUES	$ -	$ -

OPERATING EXPENSES
General expenses	390	7,781
TOTAL OPERATING EXPENSES	390	7,781

NET LOSS FROM OPERATIONS	(390)	(7,781)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$ (390)	$ (7,781)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

SARVIK CORP.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Inception, August 28, 2013	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share on November 20, 2013	10,000,000	10,000	-	-	10,000
Net loss for the year ended November 30, 2013	-	-	-	(798)	(798)

Balance, November 30, 2013	10,000,000	$ 10,000	$ -	$ (798)	$ 9,202

Net loss for the year ended November 30, 2014	-	-	-	(7,781)	(7,781)

Balance, November 30, 2014	10,000,000	$ 10,000	$ -	$ (8,579)	$ 1,421

Net loss for the year ended November 30, 2015	-	-	-	(390)	(390)

Balance, November 30, 2015	10,000,000	$ 10,000	$ -	$ (8,970)	$ 1,030

SARVIK CORP.

STATEMENTS OF CASH FLOWS

	November 30, 2015	November 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (390)	$ (7,781)
Adjustments to reconcile net loss to net cash (used in) operating activities:
None	-	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(390)	(7,781)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,000
Proceeds from Director loan	-	678
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	10,678

NET CHANGE IN CASH	(390)	(7,781)
Cash, beginning of period	2,099	9,880
Cash, end of period	$ 1,708	$ 2,099

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements

SARVIK CORP.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Sarvik Corp. was incorporated under the laws of the State of Nevada on August 28, 2013.  We are a development stage company in the business of event organizing and promoting; however we have not yet conducted any venues to begin our operations. Starting in Estonia and Europe, which is our initial market.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,708 of cash as of November 30, 2015.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

SARVIK CORP.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of November 30, 2014.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Sarvik Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of November 30, 2015.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

SARVIK CORP.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015

NOTE 3 – GOING CONCERN (CONTINUED)

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

On August 28, 2013, director loaned $678 to incorporate the Company and file initial list with Nevada Secretary of State. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $678 as of November 30, 2015.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On November 20, 2013, the Company issued 10,000,000 shares of common stock for cash proceeds of $6,000 at $0.001 per share.

There were 10,000,000 shares of common stock issued and outstanding as of November 30, 2015.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of November 30, 2015, the Company had net operating loss carry forwards of approximately $ 390 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

SARVIK CORP.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015

NOTE 7 – INCOME TAXES (CONTINUED)

. The provision for Federal income tax consists of the following:

	NOVEMBER 30, 2015	NOVEMBER 30, 2014
Federal income tax benefit attributable to:
Current Operations	$ 390	$ 7,781
Less: valuation allowance	(390)	(7,781)
Net provision for Federal income taxes	$ -	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	NOVEMBER 30, 2015	NOVEMBER 30, 2014
Deferred tax asset attributable to:
Net operating loss carryover	$ 133	$ 2,646
Less: valuation allowance	(133)	(2,646)
Net deferred tax asset	$ -	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $133 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership incur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

The Company has reviewed events through May 26, 2016, the date these financial statements were available for issuance, and has determined that it does not have any material subsequent events to disclose in these financial statements.

SARVIK CORP.

FINANCIAL STATEMENTS

August 31, 2016

  SARVIK CORP.

BALANCE SHEET

(UNAUDITED)

ASSETS
	August 31, 2016	November 30, 2015

CURRENT ASSETS
Cash and cash equivalents	$2,451	$1,708
Total current assets	2,451	1,708

TOTAL ASSETS	$2,451	$1,708

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Loan from director	$6,549	$678
Total current liabilities	6,549	678

TOTAL LIABILITIES	6,549	678

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value, 75,000,000 shares authorized 10,000,000 shares issued and outstanding	10,000	10,000
Additional Paid In Capital	-	-
Accumulated deficit	(14,098)	(8,970)
Total stockholders' equity	(4,098)	1,030

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,451	$1,708

The accompanying notes are an integral part of these financial statements.

SARVIK CORP.

STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended August 31, 2016	Three Months Ended August 31, 2015	Nine Months Ended August 31, 2016	Nine Months Ended August 31, 2015

Revenues	$	$-	$-	$-

Operating Expenses
General and administrative expenses	5,026	51	5,128	246
Total Operating Expenses	5,026	51	5,128	246
Net Loss From Operations	(5,026)	(51)	(5,128)	(246)

Provision for Income Taxes		-	-	-

Net Loss	$ (5,026)	$(51)	$(5,128)	$(246)

Net Loss Per Share: Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	10,000,000	10,000,000	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

SARVIK CORP.

STATEMENT OF CASH FLOWS

 (UNAUDITED)

	For the Nine Months Ended August 31, 2016	For the Nine Months Ended August 31, 2015
Cash flows from operating activities:
Net loss for the period	$(5,128)	$(246)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-
Net cash used in operating activities	(5,128)	(246)

Cash flows from financing activities:
Proceeds from sale of common stock	-
Loans from director	5,871	-

Net cash provided by financing activities	5,871	-

Net increase (decrease) in cash	743	(246)

Cash, beginning of the period	1,708	2,099
Cash, end of the period	$2,451	$1,853

Supplemental Cash Flow Information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

SARVIK CORP.

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Sarvik Corp. was incorporated under the laws of the State of Nevada on August 28, 2013.  We are a development stage company in the business of event organizing and promoting; however we have not yet conducted any venues to begin our operations. Starting in Estonia and Europe, which is our initial market.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

BASIS OF ACCOUNTING

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial reporting. Accordingly, these financial statements do not include all information and footnote disclosures required for an annual set of financial statements prepared under United States generally accepted accounting principles. In the opinion of our management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flows as of August 31, 2016 and for all interim periods presented herein have been reflected in these financial statements and the notes there to. Interim results for the nine months ended August 31, 2016 are not necessarily indicative of the results to be expected for the fiscal year as a whole. These financial statements should be read in conjunction with the audited financial statements and accompanying notes as included in the Form S-1 for the year ended November 30, 2015.

GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses resulting in an accumulated deficit of $14,098 as of August 31, 2016 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and, or, private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

SARVIK CORP.

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2016

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – LOAN FROM DIRECTOR

On August 28, 2013, director loaned $678 to incorporate the Company and file initial list with Nevada Secretary of State. Director additionally loaned $5,871 for company expenses on July 5, 2016. The loans are unsecured, non-interest bearing and due on demand. The balance due to the director was $6,549 as of August 31, 2016.

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On November 20, 2013, the Company issued 10,000,000 shares of common stock for cash proceeds of $6,000 at $0.001 per share.

There were 10,000,000 shares of common stock issued and outstanding as of August 31, 2016.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6– SUBSEQUENT EVENTS

The Company has reviewed events through the date these financial statements were available for issuance, and has determined that it does not have any material subsequent events to disclose in these financial statements.

[Back Page of Prospectus]

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

SARVIK CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 201 6 , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$13.64
Printing Expenses	$86.36
Accounting Fees and Expenses	$1,300.00
Auditor Fees and Expenses	$2,800.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$2,300.00
TOTAL	$9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

According to your bylaws:

a)

 The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On November 20, 2013, SARVIK CORP. offered and sold 10,000,000 share of common stock to our sole officer and director, Jevgeni Karamkov, for a purchase price of $0.001 per share, for aggregate offering proceeds of $10,000. SARVIK CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated December 6, 2013 by and between the SARVIK CORP. and IBIZA Nightclub
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of KLJ & Associates, LLP,(3)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby remain unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Tallinn, State Estonia, on December 5, 2016 .

SARVIK CORP.

Signature___________________________Title_________________________________________Date

/s/    Jevgeni Karamkov                                President                                                                     December 6 , 201 6

Jevgeni Karamkov

/s/    Jevgeni Karamkov                                Director                                                                       December 6 , 201 6

Jevgeni Karamkov

/s/    Jevgeni Karamkov                                Principal Executive Officer                                       December 6 , 201 6

Jevgeni Karamkov

/s/    Jevgeni Karamkov                                Principal Financial Officer                                        December 6 , 201 6

Jevgeni Karamkov

/s/    Jevgeni Karamkov                                Principal Accounting Officer                                   December 6 , 201 6

Jevgeni Karamkov

/s/    Jevgeni Karamkov                                Secretary/Treasurer                                                   December 6 , 201 6

Jevgeni Karamkov

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/    Jevgeni Karamkov                                Principal Executive Officer                                       December 6 , 201 6

Jevgeni Karamkov

/s/    Jevgeni Karamkov                                Principal Financial Officer                                        December 6 , 201 6

Jevgeni Karamkov

/s/    Jevgeni Karamkov                                Principal Accounting Officer                                   December 6 , 201 6

Jevgeni Karamkov

/s/    Jevgeni Karamkov                                Director                                                                       December 6 , 201 6

Jevgeni Karamkov

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated December 6, 2013, between SARVIK CORP. and Ibiza OU nightclub
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of KLJ & Associates, LLP

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